QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2001
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

    Tenet Healthcare Corporation, a Nevada corporation (the "Company"), has repurchased certain of its public debt in an aggregate principal amount of $430,895,000. This amount represents $45,500,000 of the 8 5/8% Senior Notes due 2003; $74,490,000 of the 8% Senior Notes due 2005; $71,660,000 of the 8 5/8% Senior Subordinated Notes due 2007; $37,335,000 of the 7 5/8% Series B Senior Notes due 2008; $108,160,000 of the 8 1/8% Series B Senior Subordinated Notes due 2008; and $93,750,000 of the 9 1/4% Senior Notes due 2010.

    The Company may, from time to time, repurchase more of its public debt on the open market if the Company believes the terms of such repurchase are favorable.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ STEPHEN D. FARBER Stephen D. Farber Senior Vice President and Treasurer

Date: May 4, 2001

QuickLinks

FORM 8-K
  ITEM 5. Other Events.